Avaya Q3 Fiscal Year 2016 Earnings Call August 11, 2016

© 2016 Avaya Inc. All rights reserved. 2 Forward Looking Statements Certain statements contained in this presentation may be forward-looking statements, including statements about our future financial and operational performance, planned and unrealized future savings, as well as statements about our future growth plans and drivers. These statements may be identified by the use of forward-looking terminology such as "anticipate," "believe," "continue," "could," "estimate," "expect," "intend," "may," "might," "our vision," "plan," "potential," "predict," "should," "will" or "would" or the negative thereof or other variations thereof or other comparable terminology. We have based these forward-looking statements on our current expectations, assumptions, estimates and projections. While we believe these are reasonable, such forward-looking statements are only predictions and involve known and unknown risks and uncertainties, many of which are beyond our control. These and other important factors may cause our actual results, performance, or achievements to differ materially from any future results, performance, or achievements expressed or implied by these forward-looking statements. For a list and description of such risks and uncertainties, please refer to Avaya's filings with the SEC that are available at www.sec.gov and in particular, our 2015 Form 10-K filed with the SEC on November 23, 2015. Avaya disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. This presentation should be read in conjunction with our Form 10-Q for the period ending June 30, 2016, and with our Form 8-K filed with the SEC on August 11, 2016. Within this presentation, we refer to certain non‐GAAP financial measures that involve adjustments to GAAP measures. Reconciliations between our non-GAAP financial measures and GAAP financial measures are included on the last three slides of this presentation. These slides, as well as current and historical financial data are available on our web site at www.avaya.com/investors None of the information included on the website is incorporated by reference in this presentation.

© 2016 Avaya Inc. All rights reserved. 3 Fiscal Q3 2016 Financial Highlights (Amounts are non-GAAP, comparisons in constant currency)  Revenue of $882 million - 3% lower sequentially and 11% lower than Q3 FY’15 – Software and Services accounted for over 76% of total revenue – Recurring revenue represents 55% of total revenue, a new record – Cloud and managed services revenues accounted for almost 9% of total revenue  Estimated Total Contract Value approximately $3.1B; up 7% YoY – Cloud and managed services estimated total contract value up 11% YoY  Year-over-year growth in: – Cloud & Managed Services revenue up 6% – Contact Center product revenue increased slightly  Gross margin of 62.4% – Up YoY to record level as product mix & improved services margins offset lower revenue  Operating income of $180 million; Operating margin of 20.4% was up YoY  Adjusted EBITDA of $223 million; was up YoY; at record of 25.3% of revenue  Cash balance of $269 million – Q3 FY ‘16 YTD Cash From Operations was $30 million – Q3 FY ‘16 YTD Free Cash Flow was ($46) million • Q3 cash flows reflect ~$50M legal settlement

© 2016 Avaya Inc. All rights reserved. 4 Quarterly Income Statement (All amounts non-GAAP and dollars in millions) Revenue: FQ3 2016 FQ2 2016 FQ3 2015 Product $398 $424 $494 Services $484 $480 $505 Total Revenue $882 $904 $999 Gross Margin: Product 64.8% 63.4% 62.3% Services 60.3% 58.3% 56.6% Total Gross Margin 62.4% 60.7% 59.5% Operating Margin 20.4% 17.9% 16.1% Adjusted EBITDA $223 $205 $207 Adjusted EBITDA % 25.3% 22.7% 20.7% For a reconciliation of non-GAAP to GAAP financial information, please see the appendix. < ------------------ As Reported ------------------ >

© 2016 Avaya Inc. All rights reserved. 5 Quarterly Income Statement – Constant Currency Comparison (All amounts non-GAAP and dollars in millions) As Reported Revenue: FQ3 2016 FQ2 2016 FQ3 2015 Product $398 $426 $492 Services $484 $483 $500 Total Revenue $882 $909 $992 Gross Margin: Product 64.8% 63.5% 62.4% Services 60.3% 58.2% 57.1% Total Gross Margin 62.4% 60.7% 59.7% Operating Margin 20.4% 17.7% 16.7% Adjusted EBITDA $223 $205 $211 Adjusted EBITDA % 25.3% 22.6% 21.3% For a reconciliation of non-GAAP to GAAP financial information, please see the appendix. In Constant Currency

© 2016 Avaya Inc. All rights reserved. 6 Quarterly Revenue by Geographic Region (All amounts non-GAAP and dollars in millions) Revenue FQ3 2016 FQ2 2016 FQ3 2015 U.S. $487 $505 $538 EMEA $206 $218 $263 APAC $102 $104 $107 AI $87 $77 $91 Total $882 $904 $999 % of Total Revenue U.S. 55% 56% 54% EMEA 23% 24% 26% APAC 12% 11% 11% AI 10% 9% 9% Total 100% 100% 100% < ------------------ As Reported ------------------ >

© 2016 Avaya Inc. All rights reserved. 7 Quarterly Revenue by Geographic Region Constant Currency Comparison (All amounts non-GAAP and dollars in millions) As Reported Revenue FQ3 2016 FQ2 2016 FQ3 2015 U.S. $487 $505 $538 EMEA $206 $220 $262 APAC $102 $104 $106 AI $87 $80 $86 Total $882 $909 $992 % of Total Revenue U.S. 55% 56% 54% EMEA 23% 24% 26% APAC 12% 11% 11% AI 10% 9% 9% Total 100% 100% 100% In Constant Currency

AVAYA

Q3 FY '16 Financial Highlights

($M, constant Fx) Non-GAAP	3Q15 Actual	2Q16 Actual	3Q16 Actual
Revenue	$992	$909	$882
Gross Margin %	59.7%	60.7%	62.4%
Oper Expense %	43.0%	43.0%	42.0%
Oper Income %	16.7%	17.7%	20.4%
Adj EBITDA $	$211	$205	$223
Adj EBITDA %	21.3%	22.6%	25.3%

Fiscal 2016 Outlook

- Accelerated achievement of new cost savings expected to result in total of $90M – $100M of savings for fiscal 2016 over fiscal 2015
- Targeting to achieve $890M – $900M in adjusted EBITDA for FY16, assuming revenue in excess of $3.6B
- FY16 cash requirements* expected to be ~$870M

Notable Q3'16 Stats:

- Approximately $3.1B total estimated contract value, up 7% YoY
- Total estimated contract value for Cloud and Managed Services over $850M; up 11% YoY
- Recurring revenue was ~55% of total
- Over 76% of total revenue from Software & Services
- 6% YoY growth in Cloud & Managed Services revenue
- YoY increase in gross margin, operating margin & Adj. EBITDA %
- R&D investment >16% of product revenue
- ~$60M cost reductions realized YTD
- Positive YTD Operating cash flow
- Positive YTD Free cash flow (excluding ~$50M legal settlement)

* For Interest, Pension, Restructuring, Capital Spending, and Cash Taxes and subject to general economic, financial, competitive, legislative, regulatory, adverse legal actions and other factors

For a reconciliation of non-GAAP to GAAP financial information, please see our most recent filings at www.sec.gov.

© 2016 Avaya Inc. All rights reserved.

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© 2016 Avaya Inc. All rights reserved. 9 Balance Sheet and Operating Metrics (Dollars in millions, Balance sheet items as of the end of the period indicated) FQ3 2016 FQ2 2016 FQ3 2015 Total Cash and Cash Equivalents $269 $312 $328 Cash from Operations ($23) ($2) $40 Capital Expenditures and Capitalized Software $26 $24 $25 Days Sales Outstanding 57 57 61 Inventory Turns 8.4 8.8 9.3 Headcount (as of the end of the period indicated) 10,512 11,166 12,116 Annualized Quarterly Revenue ($K) / Headcount (as of the end of the period indicated) $336 $324 $330

© 2016 Avaya Inc. All rights reserved. 10 Debt Profile ($ in Billions, by calendar year)  $269M Cash Balance as of June 30, 2016  Over $50M of availability under revolving credit facilities  Q3 FY ‘16 YTD operating cash flow of $30M  June results reflect impact of ~$50M cash payment for legal settlement $0.6 $0.5 $1.3 $2.1 $1.4 $0.0 $0.5 $1.0 $1.5 $2.0 $2.5 $3.0 $3.5 $4.0 2016 2017 2018 2019 2020 2021 Overall Weighted Average Interest Rate 7.3% October 2017 Maturity

© 2016 Avaya Inc. All rights reserved. 11 Fiscal Q4 2016 Financial Outlook (As Delivered 08/11/2016)  Given our current visibility, we believe FQ4 revenue will be in the range of $860M to $890M. – This reflects the potential downward bias of current macroeconomic conditions, and a contracting unified communications hardware market, and the shift from CapEx to OpEx.  We also expect EBITDA will be in the range of 26% to 28% of revenue.  We expect Fiscal 2016 total cash requirements* to be approximately $870M. This reflects restructuring cash of approximately $120M and pension contributions of approximately $160M.  We expect cash restructuring requirements for the fourth fiscal quarter to be in the range of $30M and pension contributions in the range of $50M.  This is expected to result in total cash requirements for the fourth quarter of between $240M and $250M dollars. NOTE: Avaya does not reiterate guidance or provide any form of mid-quarter update ($M) As Reported In Constant Currency Q4 FY ’15 $1,008 $1,003 Q3 FY ’16 $882 $879 Revenue Adjusted for Constant Currency * For Interest, Pension, Restructuring, Capital Spending, and Cash Taxes and subject to general economic, financial, competitive, legislative, regulatory, adverse legal actions and other factors

Pension & Other Post-Retirement Benefits Trend *($M)*

Cash Effect [1]	FY'13	FY'14	Q1'15	Q2'15	Q3'15	Q4'15	FY'15	Q1'16	Q2'16	Q3'16
US Pension	108	160	15	25	26	29	95	20	19	23
Non-US Pension	25	27	4	13	4	4	25	3	14	3
OPEB	52	45	9	3	4	12	28	10	9	10
Total Cash Contributions	185	232	28	41	34	45	148	33	42	36

P&L Effect [1]	FY'13	FY'14	Q1'15	Q2'15	Q3'15	Q4'15	FY'15	Q1'16[*]	Q2'16[*]	Q3'16[*]
US Pension	104	65	15	15	15	15	60	5	5	9
Non-US Pension	31	30	7	7	6	7	27	6	6	6
OPEB	(5)	4	1	1	1	-	3	(3)	(3)	(4)
Total P&L Expenses	130	99	23	23	22	22	90	8	8	11

- Cash payments are made either in compliance with applicable law and regulations where required, or to directly pay benefits where appropriate.
- P&L Expense is recognized as retirement benefits are earned during the participants' years of employment.

(1) Data source: Refer to "Benefit Obligations" section of Avaya's 10-Q and 10-K for the applicable periods
(*) FY'16 YoY reductions in US Pension expense are due principally to the change in estimate related to interest cost, while the reduction in OPEB is principally due to decreased amortization of prior service cost due to plan amendments that reduced plan benefits.
NOTE: See slide 14 for amounts used in Adjusted EBITDA calculation (to reflect amortization of prior service costs and associated gains/losses)

© 2016 Avaya Inc. All rights reserved.
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© 2016 Avaya Inc. All rights reserved. 13 Non-GAAP Reconciliation Adjusted EBITDA * For reconciliation of adjusted EBITDA for the second quarter of fiscal 2016, see our Form 8-k filed with the SEC on May 16, 2016 at www.sec.gov. . 2016 2015 2016 2015 Net loss (115)$ (49)$ (245)$ (68)$ Interest expense 117 113 352 335 Interest income (1) - (1) (1) Provision for income taxes 57 3 66 - Depreciation and amortization 93 93 277 279 151 160 449 545 Restructuring charges, net 44 7 88 32 Sponsors' and other advisory fees 9 1 15 5 Acquisition and integration-related costs 1 1 2 2 Third-party sales transformation costs - - 5 - Loss on extinguishment of debt - 6 - 6 Third-party fees expensed in connection with the debt modification - 8 - 8 Non-cash share-based compensation 4 4 12 15 Gain on sale of investments and long-lived assets, net - (1) - (1) Change in certain tax indemnifications - - - (9) Resolution of certain legal matters 2 - 53 - (Gain) loss on foreign currency transactions (1) 3 (10) (2) Pension/OPEB/nonretirement postemployment benefits and long-term disability costs 13 18 42 52 Other - - - 1 Adjusted EBITDA 223$ 207$ 656$ 654$ EBITDA Three months ended June 30, Avaya Inc. Supplemental Schedule of Non-GAAP Adjusted EBITDA (Unaudited; in millions) Nine months ended June 30,

© 2016 Avaya Inc. All rights reserved. 14 Non-GAAP Reconciliation Gross Margin and Operating Income June 30, Sept. 30, Dec. 31, Mar. 31, June 30, 2015 2015 2015 2016 2016 Gross Profit 584$ 616$ 579$ 541$ 542$ Gross Margin 58.5% 61.1% 60.4% 59.8% 61.5% Items excluded: Amortization of acquired technology intangible assets 10 9 8 7 7 Resolution of certain legal matters - - - 1 1 Non-GAAP Gross Profit 594$ 625$ 587$ 549$ 550$ Non-GAAP Gross Margin 59.5% 62.0% 61.3% 60.7% 62.4% Reconciliation of Non-GAAP Operating Income Operating Income 84$ 100$ 91$ 17$ 58$ Percentage of Revenue 8.4% 9.9% 9.5% 1.9% 6.6% Items excluded: Amortization of acquired intangible assets 65 66 65 63 64 Restructuring charges, net 7 30 23 21 44 Acquisition and integration-related costs 1 2 - 1 1 Advisory fees - - - 2 7 Third-party sales transformation costs - - 2 3 - Share-based compensation 4 4 4 4 4 Resolution of certain legal matters - - - 51 2 Non-GAAP Operating Income 161$ 202$ 185$ 162$ 180$ Non-GAAP Operating Margin 16.1% 20.0% 19.3% 17.9% 20.4% Reconciliation of Non-GAAP Gross Profit and Non-GAAP Gross Margin Three Months Ended Avaya Inc. Supplemental Schedules of Non-GAAP Reconciliations (Unaudited; in millions)

AVAYA

Non-GAAP Reconciliation
Product and Services Gross Margins

Avaya Inc.
Supplemental Schedules of Non-GAAP Reconciliation of Gross Profit and Gross Margin by Portfolio
(Unaudited; in millions)

	Three Months Ended				
	June 30, 2015	**Sept. 30, 2015**	**Dec. 31, 2015**	**Mar. 31, 2016**	**June 30, 2016**
Reconciliation of Non-GAAP Gross Profit and Non-GAAP Gross Margin - Products					
Revenue	$ 494	$ 499	$ 464	$ 424	$ 398
Costs (exclusive of amortization of acquired technology intangible assets)	186	173	164	156	141
Amortization of acquired technology intangible assets	10	9	8	7	7
GAAP Gross Profit	298	317	292	261	250
GAAP Gross Margin	60.3%	63.5%	62.9%	61.6%	62.8%
Items excluded:					
Amortization of acquired technology intangible assets	10	9	8	7	7
Resolution of certain legal matters	-	-	-	1	1
Non-GAAP Gross Profit	$ 308	$ 326	$ 300	$ 269	$ 258
Non-GAAP Gross Margin	62.3%	65.3%	64.7%	63.4%	64.8%
Reconciliation of Non-GAAP Gross Profit and Non-GAAP Gross Margin - Services					
Revenue	$ 505	$ 509	$ 494	$ 480	$ 484
Costs	219	210	207	200	192
GAAP Gross Profit	286	299	287	280	292
GAAP Gross Margin	56.6%	58.7%	58.1%	58.3%	60.3%
Items excluded:					
None	-	-	-	-	-
Non-GAAP Gross Profit	$ 286	$ 299	$ 287	$ 280	$ 292
Non-GAAP Gross Margin	56.6%	58.7%	58.1%	58.3%	60.3%

© 2016 Avaya Inc. All rights reserved.

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